                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: February 21, 2003

                           AUTO-Q INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



   Delaware                   001-31263               98-0349160
--------------------       ------------------       -------------------
(State or other              (Commission            (IRS Employer
jurisdiction of              File Number)           Identification No.)
incorporation)

                          53-57 Woodcock Trading Estate
                       Warminster BA12 9DX, United Kingdom
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011) 44-198-521-1000




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Item 5.  Other Events and Required FD Disclosure.

         At a meeting of the board of directors of Auto-Q International Limited ("Auto-Q UK"), the operating subsidiary of the Registrant, held on February 12, 2003, it was determined that the liquidity of Auto-Q UK was insufficient and the Board of Auto-Q UK expressed concern about the ability of Auto-Q UK to continue as a going concern. Under the United Kingdom Companies Act, the directors owe an obligation to both Auto-Q UK's shareholders and creditors. As a result, the board of Auto-Q UK determined to seek professional advise on steps that Auto-Q UK should take to deal with this liquidity crisis.

         On February 13, 2003, representatives of Auto-Q UK met with insolvency experts at Wilson Pitts, a Leeds, England based insolvency practitioner firm. The financial position of Auto-Q UK and its relationship to the Registrant was discussed. All the various options available to Auto-Q UK were considered and the Board of Auto-Q UK determined that it would be in the best interest of the creditors of Auto-Q UK and the creditors and shareholders of the Registrant to sell the assets and goodwill of Auto-Q UK to Auto-Q Solutions Limited ("Solutions"), a wholly owned dormant subsidiary of the Registrant, and that Auto-Q UK be voluntarily liquidated.

         Prior to the proposed sale, Eddisons Commercial Ltd., a valuation expert based in Leeds, UK, was retained to determine the value of the assets and goodwill of Auto-Q UK. At a meeting of the Board of Directors on February 21, 2003 the Board approved the sale of the assets and goodwill of Auto-Q UK to Solutions for a total consideration of L160,000, an amount which exceeded the valuation of Auto-Q UK conducted by Eddisons. At the meeting, the Board of Auto-Q UK also appointed David Wilson and Julian Pitts of Wilson Pitts as joint liquidators of Auto-Q UK.

         A meeting of creditors of Auto-Q was scheduled to be held on March 18, 2003 to ratify the appointment of David Wilson and Julian Pitts as joint liquidators of Auto-Q UK and to ratify the Agreement for the Sale of Business. The meeting was subsequently adjourned to March 31, 2003. If approved by the creditors, Auto-Q UK will be liquidated and Solutions will continue the business currently operated by Auto-Q UK free of the obligations owing to Auto-Q UK's creditors who will be paid from the proceeds of the sale.

Item 7.  Financial Statements & Exhibits

         Exhibits:

         10.1 Agreement for Sale of Business dated February 21, 2003 by and between Auto-Q International Limited and Auto-Q Solutions
                  Limited.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 20, 2003


                                                     AUTO-Q INTERNATIONAL, INC.



                                                     By:  /s/  Tom Lam
                                                          ---------------------
                                                          Tom Lam

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